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                                                                   Exhibit 4


                               STATE OF MARYLAND

 NUMBER                                                               SHARES
SPECIMEN                                                              ------


                   CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.

                                 COMMON STOCK
                              PAR VALUE -- $0.001

Fully Paid                                                    Non-Assessable

     THIS CERTIFIES THAT SPECIMEN is the registered holder of __________ (_____) Shares of the Common Stock of Chapman Capital Management Holdings, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of ____ A.D. 1998.


-------------------------------------  --------------------------------------
Earl U. Bravo, Sr., Secretary          Nathan A. Chapman, Jr., President


                                 Par Value
                                   $0.001